Exhibit 5.1

October 3, 2014

Yodlee, Inc.

3600 Bridge Parkway, Suite 200

Redwood City, California 94065

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about October 3, 2014 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of (i) 1,523,661 shares of your Common Stock which are subject to currently outstanding options under the 1999 Stock Plan (the “1999 Plan”), (ii) 130,000 shares of your Common Stock which are subject to currently outstanding options under the 2001 Stock Plan (the “2001 Plan”), (iii) 4,166,798 shares of your Common Stock which are subject to currently outstanding equity awards under the 2009 Equity Incentive Plan (the “2009 Plan”), (iv) 1,633,202 shares of your Common Stock to be issued under the 2014 Equity Incentive Plan (the “2014 Plan”), and (v) 500,000 shares of your Common Stock to be issued under the 2014 Employee Stock Purchase Plan (the “2014 ESPP”). The 1,523,661 shares of your Common Stock subject to currently outstanding options under the 1999 Plan, the 130,000 shares of your Common Stock subject to currently outstanding options under the 2001 Plan, the 4,166,798 shares of your Common Stock subject to currently outstanding equity awards under the 2009 Plan, the 1,633,202 shares of Common Stock reserved for issuance under the 2014 Plan, and the 500,000 shares of your Common Stock reserved for issuance under the 2014 ESPP are referred to collectively hereinafter as the “Shares,” and the 1999 Plan, the 2001 Plan, the 2009 Plan, the 2014 Plan and the 2014 ESPP are referred to hereinafter collectively as the “Stock Plans.” As your legal counsel, we have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Shares to be issued under the Stock Plans.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner referred to in the Stock Plans and pursuant to the agreements that accompany the Stock Plans, will be legally and validly issued, fully paid, and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.